UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2017

NORDSTROM, INC.

(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1617 Sixth Avenue, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 628-2111

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On October 16, 2017, Nordstrom, Inc. (the “Company”) issued a press release to report that members of the Nordstrom family – Company Co-Presidents Blake W. Nordstrom, Peter E. Nordstrom, and Erik B. Nordstrom, President of Stores James F. Nordstrom, Chairman Emeritus Bruce A. Nordstrom, and Anne E. Gittinger – (the “Group”) have notified the Special Committee of the Board of Directors of the Company (the “Special Committee”) that the Group has suspended active exploration, for the balance of the year, of the possibility of proposing a transaction to take the Company private. The Group informed the Special Committee that it intends to continue its efforts to explore the possibility of making a going private proposal after the conclusion of the holiday season. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

No assurances can be given regarding the terms and details of any transaction, that any proposal will be made by the Group, that any proposal made by the Group regarding a proposed transaction will be accepted by the Special Committee, that definitive documentation relating to any such transaction will be executed, or that a transaction will be consummated in accordance with that documentation, if at all.

Item 9.01	Financial Statements and Exhibits

The following Exhibit is filed as part of this Current Report on Form 8-K.

Exhibit 99.1	Nordstrom, Inc. Press Release, dated October 16, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.

Dated: October 16, 2017	By:	/s/ Robert B. Sari
Robert B. Sari
Senior Vice President,
General Counsel and Corporate Secretary